UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2013

SILVER BULL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

925 West Georgia Street, Suite 1908 Vancouver, B.C. V6C 3L2		n/a
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  604-687-5800

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       Entry into a Material Definitive Agreement

Agency Agreement

On February 6, 2013, Silver Bull Resources, Inc. (the “Company”) entered into an agency agreement (the “Agency Agreement”) with PI Financial Corp., Stifel Nicolaus Canada Inc. and Roth Capital Partners LLP (the “Agents”) relating to the issuance and sale (the “Offering”) of up to 22,750,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), and warrants (the “Warrants”) to purchase up to 11,375,000 shares of Common Stock.  The Shares and Warrants were sold in units (“Units”), with each Unit consisting of one share of Common Stock and half of a Warrant to purchase a share of Common Stock.  The Warrants will be exercisable immediately at an exercise price of $0.55 per share and will expire 18 months from the date of issuance.  The shares of Common Stock and the Warrants are immediately separable and will be issued separately.  The price to the public in this Offering is $0.40 per Unit.

Under the terms of the Agency Agreement, the Agents agreed to conduct the Offering of the Units on a “best efforts” basis and the Company will pay the Agents cash commissions equal to 6.0% of the gross proceeds of the Offering, except for units sold to purchasers arranged by the Company (up to a maximum of $2.5 million), on which the Agents will receive a 3.0% cash commission.  The Company will also issue to the Agents compensation warrants equal in number to 6.0% of the aggregate number of Units issued under the Offering, except Units sold to purchasers arranged by the Company, on which the Agents will be issued warrants equal to 3.0% of the number of Units sold to such purchasers (to a maximum number of Units corresponding to gross proceeds of $2.5 million).  The Agents’ warrants issuable as compensation entitle the Agents to purchase one common share per warrant on the same terms and at the same exercise price as the warrants purchased in the Offering.

The Agency Agreement contains customary representations, warranties and covenants by the Company and the Agents.  It also provides for customary indemnification by each of the Company and the Agents for certain losses or damages arising out of or in connection with the sale of the Shares and Warrants.

The foregoing description of the Agency Agreement is not complete and is qualified in its entirety by reference to the full text of the Agency Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference herein.

The Offering is scheduled to close on or about February 14, 2013. The offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (No. 333-180143) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), the accompanying prospectus and a prospectus supplement filed with the SEC.

ITEM 8.01      Other Events.

The Company issued a press release on February 5, 2013 announcing the launch of the offering, a press release on February 6, 2013 announcing the pricing of the offering and a press release on February 6, 2013 announcing the full allocation of the offering.  The press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively.

ITEM 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
1.1	Agency Agreement, dated February 6, 2013.
99.1	Press Release announcing offering launch, dated February 5, 2013.

99.2	Press Release announcing pricing of offering, dated February 6, 2013.

99.3	Press Release announcing full allocation of the offering, dated February 6, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2013

SILVER BULL RESOURCES, INC.

	By:	/s/ Sean Fallis
Sean Fallis
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Agency Agreement, dated February 6, 2013.
99.1	Press Release, dated February 5, 2013.

99.2	Press Release, dated February 6, 2013.

99.3	Press Release announcing full allocation of offering, dated February 6, 2013.